EXHIBIT 23.1

ARTHUR ANDERSEN LLP
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    As independent public accountants, we hereby consent to the incorporation of our report dated January 12, 2001, included in this Form 8-K, into (a) the following previously filed registration statements, as amended, of Old Kent Financial Corporation: Old Kent Financial Corporation's offering of senior and unsubordinated debt (Registration No. 33-46205), Old Kent Thrift Plan (Registration No. 33-17309 and No. 33-39740), Executive Stock Option Plan of 1986 (Registration No. 33-4723), Stock Option Incentive Plan of 1992 (Registration No. 33-49896), Employee Stock Purchase Plan (Registration No. 33-57334), Dividend Reinvestment Plan (Registration No. 33-33058), Executive Thrift Plan (Registration No. 33-52883 and No. 333-20383), Deferred Compensation Plan (Registration No. 33-52885 and No. 333-20381), 1994 Stock Option Plan for EdgeMark Optionholders (Registration No. 33-53391), Directors' Deferred Compensation Plan (Registration No. 33-56519 and 333-39953), Incentive Stock Option Plan for Employee Optionholders of First National Bank Corp. (Registration No. 33-57527), Stock Option Plan for Nonemployee Director Optionholders of First National Bank Corp. (Registration No. 33-57529), Executive Stock Incentive Plan of 1997 (Registration No. 333-39957), Capital Trust Securities of Old Kent Capital Trust I and Floating Rate Junior Subordinated Debentures of Old Kent Financial Corporation (Registration No. 333- 26183), Old Kent Bank's offering of asset-backed securities (Registration No. 33-94578), Shelf Offering of Capital Trust Securities of Old Kent Capital Trust II, III, and IV, and Junior Subordinated Debentures of Old Kent Financial Corporation on Form S-3 (Registration No. 333-59459), Universal Shelf Registration Statement on Form S-3 (Registration No. 333-61505), Acquisition Shelf Registration Statement of Form S-4 (Registration No. 333-56209), First Evergreen Corporation (Registration No. 333-56965), Employee Recognition Award Plan (Registration No. 333-76729), Employee Stock Purchase Plan of 1999 (Registration No. 333-76727), CFSB Bancorp, Inc. (Registration No. 333-75653), Stock Incentive Plan of 1999 (Registration No. 333-77419), Pinnacle Banc Group, Inc. (Registration No. 333-78801), Stock Option Plan for Holders of Unexercised Options under the CFSB Bancorp, Inc. 1994 Stock Option and Incentive Plan and the CFSB Bancorp, Inc. 1990 Stock Option Plan (Registration No. 333-82461), Stock Option Plan for Optionholders of Pinnacle Banc Group, Inc. (Registration No. 333-86221), OK Invest Direct (Registration No. 333-89237), Merchants Bancorp, Inc. (Registration No. 333-89245), Grand Premier Financial, Inc. (Registration No. 333-93539), Stock Option Plan For Optionholders of Merchants Bancorp, Inc. (Registration No. 333-96479), Merchants Bancorp, Inc. Thrift Plan (Registration No. 333-31050), Stock Option Plan For Optionholders of Grand Premier Financial, Inc. (Registration No. 333-33724), and Stock Option Plan For Optionholders of Home Bancorp (Registration No. 333-47822), and (b) the Form S-4 Registration Statement (Registration No. 333-52182) of Fifth Third Bancorp.

/s/ Arthur Andersen LLP
Chicago, Illinois
January 16, 2001